Exhibit 10.1

ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”) dated October 18, 2013 by TD BANK, N.A. (“Acceding Lender”).

W I T N E S S E T H:

WHEREAS, Reference is made to that certain Term Loan Agreement, dated September 13, 2013, by and among DUPONT FABROS TECHNOLOGY, L.P. (“Borrower”), the lenders that are or may become a party thereto, and ROYAL BANK OF CANADA, individually and as Agent (as amended, supplemented or modified from time to time, the “Loan Agreement”); and

WHEREAS, Acceding Lender desires to make a $25,000,000 Commitment with respect to the term loan facility contemplated by the Loan Agreement;

NOW, THEREFORE, Acceding Lender hereby agrees as follows:

1. Definitions. Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

2. Accession. Acceding Lender proposes to become a “Lender” pursuant to Section 2.11 of the Loan Agreement and, in that connection, hereby agrees with the Agent and Borrower that its aggregate Commitment shall be $25,000,000 as of the Accession Date.

3. Representations of Acceding Lender. Acceding Lender makes and confirms to the Agent and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Loan Agreement. Without limiting the foregoing, Acceding Lender (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon any Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loan, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Agreement, Acceding Lender has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (f) represents and warrants that Acceding Lender does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower, any Guarantor or REIT and is not a Defaulting Lender or an Affiliate of a Defaulting Lender, (g) agrees that if Acceding Lender is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and the Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes and (h) represents that Acceding Lender has a net worth as of the date hereof of not less than $100,000,000.00 unless waived in writing by Borrower and the Agent as required by the Loan Agreement. Acceding Lender agrees that Borrower may rely on the representation contained in this Paragraph 3.

4. Effectiveness.

(a) The effective date for this Agreement shall be October 18, 2013 (the “Accession Date”). Following the execution of this Agreement, Acceding Lender shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b) Upon such acceptance and recording and from and after the Accession Date, (i) Acceding Lender shall be a party to the Loan Agreement and have the rights and obligations of a Lender thereunder.

5. Notices. Acceding Lender specifies as its address for notices, its Domestic Lending Office and its LIBOR Lending Office for the Loans, the offices set forth below:

Notice Address:	TD Bank, N.A.
200 State Street, 8th Floor
Boston, MA 02109
Attn: Michael Pappas, Vice President
Facsimile: 617-737-0238

Domestic Lending Office:	Same as above

Eurodollar Lending Office:	Same as above

6. Payment Instructions. All payments to Acceding Lender under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the separate instructions delivered to Agent.

7. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 (WITHOUT REFERENCE TO CONFLICT OF LAWS).

8. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

9. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Acceding Lender and consented to by the Agent.

10. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of the Loan Agreement.

[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ACCEDING LENDER:

TD BANK, N.A.

By:	/s/ Michael J Pappas
Name:	Michael J Pappas
Title:	Vice President

RECEIPT ACKNOWLEDGED BY:

ROYAL BANK OF CANADA, as Agent

By:	/s/ Yvonne Brazier
Name:	Yvonne Brazier
Title:	Manager, Agency

CONSENTED TO BY:

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	Dupont Fabros Technology, Inc.,
a Maryland corporation,
its sole General Partner

	By:	/s/ Mark L. Wetzel
	Name:	Mark L. Wetzel
	Title:	EVP, CFO and Treasurer

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